Exhibit 10.2

REVOLVING CREDIT NOTE

PRINCIPAL AMOUNT UP TO $2,000,000	3/28/2024

FOR VALUE RECEIVED, The Singing Machine Company, Inc. a Delaware corporation (the “Borrower”), having an office at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, Florida 33309, unconditionally promises to pay to the order of Oxford Commercial Finance, a Michigan banking corporation (the “Lender”), at its offices at 64 S. Washington Street, P.O. Box 17, Oxford, Michigan 48371 or at such other place as the Lender may designate in writing, ON DEMAND, the principal amount of up to $2,000,000.00 (the “Loan”) together with all accrued interest thereon as provided in this Revolving Credit Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Note”).

1. Definitions. In addition to terms defined herein and in the Loan Agreement (as defined below), capitalized terms used herein shall have the following meanings.

“Applicable Rate” means the rate equal to the Prime Rate plus the Margin, but in any event, not less than ten percent (10%).

“Default Rate” means, at any time, the Applicable Rate plus six percent (6%).

“Interest Payment Date” means the last day of each month commencing on the first such date to occur after the execution of this Note.

“Loan Agreement” means the Loan Agreement, dated as of the date hereof, by and between the Borrower and Lender, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

“Margin” means two and one-half percent (2.5%).

“Prime Rate” means that rate of interest reported daily in the Wall Street Journal as the Prime Rate. If the Lender abandons the use of the Wall Street Journal Prime Rate, or the paper ceases publishing it, the new index will be the prime commercial rate established or selected by the Lender.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Borrower and the Lender, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

2. Loan Agreement and Security Agreement. The Borrower’s performance of its obligations under this Note is governed by the terms and conditions set forth in the Loan Agreement and the Security Agreement.

3. Payments.

3.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America. Payments may be made via discretionary Advances under Revolving Credit Loan or via ACH or by wire transfer of immediately available funds to the Lender’s account as specified by the Lender in writing to the Borrower from time to time.

3.1 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

3.2 Prepayment. In the event Borrower terminates the Loan Agreement and repays the obligations under this Note in full, [Borrower must repay all outstanding Obligations under any Term Loan, and] Borrower shall also pay to Lender as an early exit fee (the “Exit Fee”) as liquidated damages and not as a penalty, an amount equal to: (i) if prior to the one year anniversary date of this Note, two percent (2.00%) of the Revolving Loan Cap plus any fees which are due or to become due under the Loan Agreement, and (ii) if on and after the one year anniversary date of this Note, but prior to the two year anniversary date of this Note, two percent (2.00%) of the Revolving Loan Cap plus any fees which are due or to become due under the Loan Agreement. The Exit Fee shall automatically renew on the two year anniversary date of the Loan Agreement for an additional one year period unless (i) Borrower notifies Lender in writing within sixty (60) days before such anniversary date of Borrower’s intention to pay off this Note and terminate the Loan Agreement and (ii) the Obligations are paid in full by such anniversary date. In the event that payment of the obligations shall be accelerated for any reason whatsoever by the Lender, the Exit Fee in effect as of the date of such acceleration shall be paid and such Exit Fee shall also be added to the outstanding balance of the Obligations.

4. Interest.

4.1 Interest Rate. The outstanding principal amount of the Loan shall bear interest at a rate per annum equal to the Applicable Rate, or if applicable the Default Rate, from the date the Loan is made until the Loan is paid in full. Interest on the Loan shall be payable monthly as of the last day of each calendar month. In no event shall interest exceed the maximum legal rate permitted by law.

4.2 Computations of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

4.3 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law/that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

5. Miscellaneous.

5.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing at the addresses set forth in this Note or such other address as either the Borrower or the Lender may from time to time specify in writing.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

5.2 Costs and Expenses. The Borrower shall reimburse the Lender on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by the Lender in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note, the Loan Agreement, the Security Agreement and the enforcement of the Lender’s rights hereunder and thereunder.

5.3 Governing Law. This Note, the Loan Agreement, the Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the Loan Agreement and the Security Agreement, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Michigan.

5.4 Submission to Jurisdiction.

(a) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note, the Loan Agreement or the Security Agreement may be brought in the courts of the State of Michigan or of the United States of America for the Eastern District of Michigan and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

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(b) Nothing in this Section 5.4 shall affect the right of the Lender to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

5.5 Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

5.6 Integration. This Note, the Loan Agreement and the Security Agreement, and the documents referenced therein, constitute the entire contract between the parties hereto with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

5.7 Successors and Assigns. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Lender. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

5.8 Amendment and Waiver. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

5.9 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

5.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5.11 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

5.12 Severability. If any term or provision of this Note, the Loan Agreement or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note, the Loan Agreement or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

The Singing Machine Company, Inc., as the Borrower

By:	/s/ Gary Atkinson
Name:	Gary Atkinson
Title:	CEO

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